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                                                                   Exhibit 10.79


                             SUBSERVICING AGREEMENT

          THIS SUBSERVICING AGREEMENT, dated effective as of December 1, 1997, is entered into between Pan American Bank, FSB (the "Master Servicer") and Ocwen Federal Bank FSB (the "Subservicer").

          WHEREAS, the Master Servicer has entered into that certain Pooling and Servicing Agreement, dated as of December 1, 1997 (the "Pooling and Servicing Agreement"), among the Master Servicer, Lehman ABS Corporation, as Depositor, United PanAm Mortgage Corp., as Seller, and Bankers Trust Company of California, N.A., as Trustee;

          WHEREAS, each of the Master Servicer and the Subservicer desire that the Subservicer perform certain servicing functions on behalf of the Master Servicer with respect to the Mortgage Loans to be serviced by the Master Servicer pursuant to the Pooling and Servicing Agreement;

          NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          Section 1.     Definitions.  All capitalized words and terms in this
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Agreement not otherwise defined herein shall have the respective meanings ascribed thereto in the Pooling and Servicing Agreement.

          Section 2.     Subservicing of Mortgage Loans.  The Subservicer hereby
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agrees to perform all obligations of the Master Servicer under the Pooling and
Servicing Agreement with respect to the servicing of the Mortgage Loans, including, without limitation, making such advances with respect to such Mortgage Loans as are required under the Pooling and Servicing Agreement, and to observe, and perform the duties of the Master Servicer (in its capacity as master servicer) in accordance with, the provisions of the Pooling and Servicing Agreement relating to sub-servicing of the Mortgage Loans, including, without limitation, Section 3.08 of the Pooling and Servicing Agreement.
Notwithstanding the foregoing, the Subservicer shall (i) have no responsibility relating to (a) a Master Servicer Event of Default which is not directly caused by a Subservicer Event of Default, (b) the repurchase, or substitution of a Mortgage Loan, (c) the Master Servicer's obligations to pay the Trustee's fees and/or expenses, under Section 8.05 of the Pooling and Servicing Agreement or otherwise, (d) the payment of the Termination Price, (e) any obligations of United PanAm Mortgage Corporation under the Pooling and Servicing Agreement or any other agreement, or (f) any other obligation of the Master Servicer not related to the servicing of the Mortgage Loans or REO Properties, and (ii) not clear and terminate the Collection Account without the prior written consent of the Master Servicer.

            Section 4.   Subservicer Not to Resign.  The Subservicer shall not
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resign from the obligations and duties hereby imposed on it except upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material

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conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or affiliates, the other activities of the Subservicer so causing such a conflict being of a type and nature carried on by the Subservicer or its subsidiaries or affiliates at the date of this Agreement; provided, however, that no such resignation by the Subservicer shall become effective until the Trustee with the consent of the Certificate Insurer shall have designated a successor subservicer acceptable to the Rating Agencies, as evidenced by a letter to the effect that the ratings then assigned to the Certificates will not be lowered or withdrawn, without taking into account the benefit of the Policy, or the Certificate Insurer shall have otherwise consented to the resignation of the Subservicer. Any such determination by the Subservicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Master Servicer, the Trustee and the Certificate Insurer.

          Section 5.     Subservicer Events of Default; Termination.
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     (a) If any one of the following events ("Subservicer Events of Default")
shall occur and be continuing:

          (i) (A) The failure by the Subservicer to make any Monthly Advance; or (B) any other failure by the Subservicer to deposit in the Collection Account or Distribution Account any deposit required to be made under the terms of this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure shall have been given to the Subservicer by the Master Servicer or Trustee or to the Subservicer, the Master Servicer and the Trustee by the Certificate Insurer or by any holder of a Regular Certificate evidencing an aggregate undivided interest in the Trust of a Percentage Interest of at least 25%; or

          (ii) The failure by the Subservicer to make any required Servicing Advance which failure continues unremedied for a period of 30 days, or the failure by the Subservicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Subservicer as set forth in this Agreement, which failure continues unremedied for a period of 30 days, after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Subservicer by the Master Servicer or Trustee or to the Subservicer, Master Servicer and the Trustee by the Certificate Insurer or by any holder of a Regular Certificate evidencing an aggregate undivided interest in the Trust of a Percentage Interest of at least 25%; or

          (iii) The entry against the Subservicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

          (iv) The Subservicer shall voluntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Subservicer or of or relating to all or substantially all of its property, or a decree or order of a court

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or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Subservicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or the Subservicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

     (b) then, and in each and every such case, so long as a Subservicer Event of Default shall not have been remedied within the applicable grace period, (x) subject to the succeeding paragraph, with respect solely to clause (i)(A) above, if such Monthly Advance is not made by 4:00 P.M., New York time, on the second Business Day following written notice to the Subservicer of such event the Master Servicer shall terminate all of the rights and obligations of the Subservicer under this Agreement, and (y) in the case of (i)(B), (ii), (iii) and
(iv) above , the Master Servicer shall, at the direction of the Trustee or Certificate Insurer or the Holders of each Class of Class A Certificates evidencing Percentage Interests aggregating not less than 51% with the consent of the Certificate Insurer, by notice then given in writing to the Subservicer and to the Master Servicer (and to the Trustee if given by Holders of Certificates), terminate all of the rights and obligations of the Subservicer as subservicer under this Agreement. Any such notice to the Subservicer shall also be given to each Rating Agency, the Depositor and the Certificate Insurer. On or after the receipt by the Subservicer of such written notice, all authority and power of the Subservicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Master Servicer pursuant to and under this section; and, without limitation, the Master Servicer is hereby authorized and empowered to execute and deliver, on behalf of the Subservicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents or otherwise. The Subservicer agrees to cooperate with the Master Servicer and/or Trustee in effecting the termination of the responsibilities and rights of the Subservicer hereunder, including, without limitation, the transfer to the Trustee for the administration by it of all cash amounts that shall at the time be held by the Subservicer and to be deposited by it in the Collection Account, or that have been deposited by the Subservicer in the Collection Account or thereafter received by the Subservicer with respect to the Mortgage Loans. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Mortgage Files to the successor servicer occasioned by a Subservicer Event of Default to reflect such succession as servicer pursuant to this Section shall be paid by the Subservicer upon presentation of reasonable documentation of such costs and expenses.

          Section 6.     Termination Relating to a Termination of the Master
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Servicer.  In connection with the termination of the Subservicer occasioned by a
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termination of the Master Servicer under the Pooling and Servicing Agreement or occasioned by any event other than a Subservicer Event of Default, the Subservicer shall be entitled to payment of all of Subservicer's reasonable third party costs and expenses (including, without limitation, any reasonable attorneys' fees

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and fees associated with the transfer of servicing and the sending of "goodbye"
letters); provided, however, in no event shall such amounts be taken out of the Collection Account nor shall the Trustee, the Certificate Insurer or any successor servicer (other than Master Servicer) be liable for any such fees and the Subservicer shall look solely to the Master Servicer for payment of such fees. The Subservicer hereby covenants and agrees to act as the Subservicer under this Agreement for an initial term, commencing on the Closing Date and ending on March 30, 1998, which term shall be extendable by the Certificate Insurer for successive terms of three calendar months thereafter, until the termination of the Subservicer's obligations and responsibilities pursuant to
Article X of the Pooling and Servicing Agreement. A Servicer Extension Notice sent by the Certificate Insurer with respect to the Master Servicer under
Section 7.01(b) of the Pooling and Servicing Agreement shall be deemed to automatically serve as an extension of the Subservicer's term hereunder. The Subservicer hereby agrees that, upon its receipt of any such Servicer Extension Notice, the Subservicer shall become bound for the duration of the term covered by such Servicer Extension Notice to continue as the Subservicer subject to and in accordance with the other provisions of this Agreement.

          Section 7.     Assignment.  The Subservicer shall not assign its
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rights or delegate its duties and obligations except to the extent that (and subject to the same conditions under which) the Master Servicer may do so with respect to its rights, duties and/or obligations under Section 3.21 of the Pooling and Servicing Agreement.

          Section 8.     Subservicing Compensation.  As monthly compensation for
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its activities hereunder, the Subservicer shall be entitled to retain with respect to each Mortgage Loan and any calendar month an amount equal to one month's interest (or in the event of any payment of interest which accompanies a Principal Prepayment in full made by the Mortgage during such calendar month, interest for the number of days covered by such payment of interest) at the rate of [Material omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.] per annum on the same principal amount on which the payment of interest due for such Mortgage Loan during such calendar month accrues. The Subservicer shall be entitled to retain additional servicing compensation in the form of [Material omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.] and any other service-related fees to the extent collected from Mortgagors.

          Section 9.     Representations, Warranties and Covenants.  The
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Subservicer hereby represents, warrants and covenants to the Master Servicer that as of the Closing Date or as of such date specifically provided herein:

               (i) The Subservicer is duly organized, validly existing and in good standing as a federal savings bank under the laws of the United States and is and will remain in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loan in accordance with the terms of this Agreement;

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               (ii) The Subservicer has the full power and authority to conduct its business as presently conducted by it and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Subservicer has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Master Servicer, constitutes a legal, valid and binding obligation of the Subservicer, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity;

               (iii) The execution and delivery of this Agreement by the Subservicer and the performance of and compliance with the terms of this Agreement will not (a) violate the Subservicer's charter or by-laws or any law, rule, regulation, order, judgment, award, administrative interpretation, injunction, writ, decree or the like affecting the Subservicer or by which the Subservicer is bound or (b) result in a breach of or constitute a default under any indenture or other material agreement to which the Subservicer is a party or by which the Subservicer is bound, which in the case of either clause (a) or (b) will have a material adverse effect on the Subservicer's ability to perform its obligations under this Agreement;

               (iv) The Subservicer is an approved servicer for FHLMC or FNMA in good standing and is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act; no event has occurred, including but not limited to a change in insurance coverage, which would make the Subservicer unable to comply with FHLMC, FNMA or HUD eligibility requirements or which would require notification to FHLMC, FNMA or HUD;

               (v) The Subservicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

               (vi) There are no actions or proceedings against, investigations known to it of, the Subservicer before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Subservicer of its obligations under, or validity or enforceability of, this Agreement; and

               (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Subservicer of, or compliance by the Subservicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date.

Upon discovery by any of the Subservicer of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan or

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the interests therein of the Certificateholders and the Certificate Insurer, the
Subservicer shall give prompt written notice (but in no event later than two Business Days following such discovery) to the Master Servicer, the Trustee and Certificate Insurer.

          Section 10.    Notices.  All notices and other communications
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hereunder shall be in writing and shall be deemed given and received:  (a) upon receipt if delivered personally (unless subject to clause (b)) or if mailed by registered or certified mail return receipt requested, postage prepaid; (b) at 5:00 p.m. local time on the business day after dispatch if sent by a nationally recognized overnight courier; or (c) upon the completion of transmission (which is confirmed by telephone or by a statement generated by the transmitting machine) if transmitted by telecopy or other means of facsimile which provides immediate or near immediate transmission to compatible equipment in the possession of the recipient, in any case to the parties at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as will be specified by like notice):

If to Subservicer:       Ocwen Federal Bank FSB
                         The Forum, Suite 1002
                         1675 Palm Beach Lakes Boulevard
                         West Palm Beach, FL 33401
                         Attention: Secretary
                    Facsimile Number:     (561) 681-8177
                    Confirmation Number:  (561) 681-8517

If to Master Servicer:   Pan American Bank, FSB
                         625 The City Drive, Suite 490
                         Orange, CA 92868
                         Attention:  Blair F. Kenny
                    Facsimile Number:     (714) 621-1131
                    Confirmation Number:  (714) 621-3522 x289

          Section 11.    Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED IN
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ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS
AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          Section 12.    Assignment.  This Agreement may not be assigned by the
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Subservicer without the prior written consent of the Master Servicer, the
Trustee and the Certificate Insurer.

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          IN WITNESS WHEREOF, each of the undersigned parties has caused this
Agreement to be duly executed by one of its duly authorized officers, all as of the date first above written.

                                    PAN AMERICAN BANK, FSB


                                    By: /s/
                                        ----------------------------------
                                    Name:
                                         ---------------------------------
                                    Title:
                                           -------------------------------

                                    OCWEN FEDERAL BANK FSB


                                    By: /s/ Jay B. Goldman
                                       -----------------------------------
                                    Name: Jay B. Goldman
                                    Title:  Vice President

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